UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 2, 2009

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry Into A Material Definitive Agreement.

On April 2, 2009, Industrial Services of America, Inc. entered into an Agreement to Purchase Real Estate with Luca Investments, LLC.  Under the agreement, ISA agreed to purchase the property and improvements thereon located at 3409 Camp Ground Road, Louisville, Kentucky, consisting of 5.67 acres with a 7,875 square foot building located thereon.  ISA agreed to pay $2,067,041 for the property, comprised of $1,267,041 in cash and 200,000 shares of ISA common stock priced at the per share NASDAQ Last Sale price of $4.00, as quoted on NASDAQ at 10:30 a.m. (EDT) on April 2, 2009.  ISA determined the purchase price for the real estate based on internal analyses as to the value of the property.  Branch Banking and Trust Company provided moneys to ISA under the $10,000,000 line of credit of ISA with BB&T to fund the cash portion of the purchase price.

The two members of Luca Investments, LLC are Steve Jones and Jeff Valentine, both of whom are currently employees of ISA.  These gentlemen became employees of ISA in January 2009 upon the sale by Venture Metals, LLC, a related party to Luca Investments of stainless and high-temperature alloy inventory for the purchase price of $8,846,794 as reported in the Form 8-K for the event reported on January 13, 2009 and as filed on January 16, 2009 with the Securities and Exchange Commission.

The agreement provided for the conveyance by Luca Investments to ISA of unencumbered marketable title to the property by a general warranty deed.  In addition, ISA was to obtain a title insurance policy for its ownership of the acquired property.  Luca Investments is indemnifying and holding ISA harmless from and against claims, expenses, losses and liabilities arising from any clean-up costs and related expenses as a result of any existing environmental condition resulting from a violation of any environmental law.  Under the agreement, the shares of ISA common stock issued to Luca Investments are unregistered shares and therefore constitute a private placement, restricting the resale of such shares except in accordance with registration of the shares, or satisfaction of the requirements for exemptions from registration of the resale of such shares, under applicable securities laws.

The closing for the purchase of the property occurred contemporaneously with the execution of the agreement on April 2, 2009.

In connection with the sale of the stainless and high temperature alloy inventory on January 13, 2009, Venture Metals, a lessee of this property from Luca Investments, provided to ISA a right to use the property and the facilities located thereon for a period not to exceed two years from January 13, 2009, for a monthly rental of $15,000.  At the time of the closing of the purchase of the property on April 2, 2009, both the lease from Luca Investments to Venture Metals, LLC and the right to use the property granted by Venture Metals to ISA terminated.

In a related transaction, ISA anticipates exercising an option to purchase the fixed assets of Venture Metals in accordance with an option granted to ISA under a lease agreement of all fixed assets from Venture Metals to ISA, effective February 11, 2009, as reported in Form 8-K for the event dated February 11, 2009, as filed on February 18, 2009, with the Securities and Exchange Commission.  The exercise of that option is anticipated to occur in the next few days.

ITEM 2.01     Completion of Acquisition or Disposition of Assets.

(a)        ISA completed the acquisition of the property located at 3409 Camp Ground Road, Louisville, Kentucky, from Luca Investments, LLC, as described in Item 1.01 above, on April 2, 2009.

(b)        For a description of the assets purchased, see Item 1.01 above.

(c)        ISA purchased the real estate from Luca Investments, as further described in Item 1.01 above.

(d)       For a description of the nature of the consideration, see Item 1.01 above.

(e)        Not applicable.

(f)        Not applicable.

ITEM 9.01.    Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit            Description of Exhibit

10.1                 Agreement to Purchase Real Estate dated as of April 2, 2009, between the Registrant and Luca Investments, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: April 7, 2009	By:	/s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer